Exhibit 3.3

ORAMED PHARMACEUTICALS INC.

FOURTH AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

1. The location of the registered office of the Corporation, and the name of its registered agent, shall be as set forth in the Certificate of Incorporation.

2. The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

ARTICLE II

CORPORATE SEAL

The Corporation may or may not have a corporate seal, as may be determined from time to time by the Board of Directors. If adopted, the corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

ARTICLE III

MEETINGS OF STOCKHOLDERS

1. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place, as shall be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211 of the General Corporation Law of the State of Delaware.

2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when they shall elect, by majority vote pursuant to Section 5 of this Article III, directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified, or until their earlier death, disqualification, resignation or removal; provided, however, that in a contested election, a nominee shall be elected by a plurality of the votes cast by the stockholders entitled to vote at the election on such election of directors. An election shall be considered contested if, as of the last date on which nominees for director may be submitted in accordance with these By-laws, the nominees for election to the Board of Directors exceeds the number of positions on the Board of Directors to be filled by election at that meeting. If an incumbent director is not re-elected, the director shall tender his or her resignation to the Board of Directors.~~.~~ The Nominating and Corporate Governance Committee of the Board of Directors (or any future committee the equivalent thereof) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation of such committee and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. A director who tenders his or her resignation may not participate in any meeting of the Board of Directors or any committee thereof until the Board of Directors has determined not to accept his or her resignation. Any other proper business may be transacted at the annual meeting.

3. The holders of at least one third (1/3) of the stock issued and outstanding and entitled to vote on the subject matter, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such holders shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote on the subject matter, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

4. At all meetings of the stockholders each stockholder having the right to vote on the subject matter shall be entitled to vote in person, or by proxy, but no proxy shall be voted or acted upon more than three years after its date, unless the proxy provides for a longer period.

5. Unless otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his or her name on the books of the Corporation at the record date fixed for voting in accordance with these By-laws, or otherwise determined, with respect to such meeting. Unless a different or minimum vote is required by law or regulation applicable to the Corporation or its securities, by the Certificate of Incorporation, by these By-laws or by the rules or regulations of any stock exchange applicable to the Corporation, in which case such different or minimum vote shall be the applicable vote on the matter, all matters coming before any meeting of the stockholders, including the election of directors, shall be decided by a majority of the votes cast by the holders of shares of stock present in person or represented by proxy at such meeting and entitled to vote on the subject matter, a quorum being present; provided, however, that in a contested election, a nominee shall be elected by a plurality of the votes cast by the stockholders entitled to vote at the election on such election of directors. Votes cast shall include votes “for” and votes “against” and exclude “abstentions” and “broker non-votes” with respect to the subject matter.

6. Notice of each meeting of the stockholders shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice shall state the place, date and hour of meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

7. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the majority of the Board of Directors, but such meetings may not be called by any other person or persons.

9. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

10. The order of business at each meeting of stockholders shall be determined by the person presiding over the meeting.

11. (a) In order that the Corporation may determine the stockholders entitled to consent to corporate action by consent and without a meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent in lieu of a meeting of stockholders shall, by written notice delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, request that the Board of Directors fix a record date. The written notice must contain the information set forth in Section 11(b) of this Article III. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received by the Secretary of the Corporation, determine the validity of the request, and if appropriate, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 11(a) of Article III). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 11(a) of Article III or otherwise within ten (10) days after the date on which such written notice is received by the Secretary of the Corporation, the record date for determining stockholders entitled to consent to corporate action by consent and without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or by certified or registered mail, return receipt requested, to its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 11(a) of Article III and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action by consent and without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) Any stockholder’s notice required by Section 11(a) of Article III must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must state (x) the information required by Section 2 of Article IV and Section 2 of Article V as though such stockholder was intending to make a nomination or to bring any such business before a meeting of stockholders and (y) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to these By-Laws). In addition to the foregoing, the notice must state as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (x) deliver a proxy statement and/or consent solicitation statement to stockholders of at least the percentage of the Corporation’s outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (y) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent. The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

(c) In the event of the delivery, in the manner provided by this Section 11 of Article III and applicable law, to the Corporation of consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and any consent revocations. For the purpose of permitting the inspectors to perform such review, no stockholder action by consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 11 of Article III and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 11(c) of Article III shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d) No stockholder consent to corporate action without a meeting of stockholders shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the first date a consent is delivered in accordance with this Section 11 of Article III, a valid consent or valid consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 11 of Article III and applicable law, and not revoked.

ARTICLE IV

STOCKHOLDER PROPOSALS

1. At an annual meeting of stockholders, only such stockholder business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, stockholder business (other than the nominations of persons for election to the Board of Directors, which shall be set forth in Article V) must be: (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder (a) who is a stockholder of record of the Corporation at the time the notice provided for in this Article IV is delivered to, or mailed and received by, the Secretary of the Corporation, on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the meeting, (b) who is entitled to vote at the meeting and (c) complies with the notice procedures set forth in this Article IV. In addition, any proposal of stockholder business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.

2. For business (other than the nomination of persons for election to the Board of Directors, which shall be governed by Article V herein) to be properly brought before the annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business must deliver a timely and proper advance notice to the Secretary of the Corporation that complies with the following requirements:

(i) to be timely, the advance notice must be in writing and must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than one hundred and twenty (120) days, and no later than ninety (90) days, prior to the first anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date (or with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year), notice by the proponent stockholder in order to be timely must be so delivered, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first “Public Announcement” (as hereinafter defined in Section 9 of Article V) of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above;

(ii) in addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of each of the record date for the meeting and the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof);

(iii) the proponent stockholder must disclose to the Corporation, as part of the advance notice, its name and address as they appear on the Corporation’s books and of any beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith;

(iv) the proponent stockholder must disclose to the Corporation, as part of the advance notice, (a) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such proponent stockholder, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of capital stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of capital stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of capital stock or other securities of the Corporation directly or indirectly owned beneficially by such proponent stockholder, (c) a reasonably detailed description of any proxy, agreement, arrangement, understanding or relationship pursuant to which such proponent stockholder has given or received a right to vote, directly or indirectly, any shares of capital stock or other securities of the Corporation, (d) a reasonably detailed description of any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such proponent stockholder has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such proponent stockholder with respect to shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of capital stock or other securities of the Corporation, (e) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by the proponent stockholder that are separated or separable from the underlying shares of the Corporation, (f) any performance-related fees (other than an asset based fee) that the proponent stockholder, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (d), (g) any proportionate interest in any security of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which a proponent stockholder is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (h) any Short Interest held by a proponent stockholder presently or within the last 12 months in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (i) any direct or indirect legal, economic or financial interest (including Short Interest) of a proponent stockholder in the outcome of any (1) vote to be taken at any annual or special meeting of stockholders of the Corporation or (2) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any business proposed by any proponent stockholder under Article IV, (j) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by a proponent stockholder, (k) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which a proponent stockholder is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate, and (l) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

(v) the proponent stockholder must also disclose to the Corporation, as part of the advance notice, all stock ownership information required by the immediately preceding clause (iv) with respect to (a) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the business proposed to be brought before the annual meeting is being brought, (b) any affiliate or associate (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the proponent stockholder or any such beneficial owner, (c) any stockholder or stockholder group with whom the proponent stockholder is acting in concert with, whether or not such persons constitute a filing group for purposes of Schedule 13D, and (d) any other person or persons (including their names) in connection with the proposal of such business;

(vi) the proponent stockholder must represent to the Corporation, as part of the advance notice, whether the proponent intends individually or as part of a group, to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, and/or (y) to otherwise solicit proxies in support of such proposal;

(vii) the proponent stockholder must disclose to the Corporation, as part of its advance notice: (a) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), and (c) a reasonably detailed description of all agreements, arrangements and understandings between such proponent and the beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(viii) the proponent stockholder must provide a representation to the Corporation, as part of its advance notice, that the proponent stockholder is a holder of record of capital stock of the Corporation entitled to vote at the meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose the stockholder business specified in the notice;

(ix) the proponent stockholder must provide, as part of its advance notice, a certification by the proponent stockholder of the accuracy of the information set forth in the advance notice; and

(x) the proponent stockholder must provide, as part of its advance notice, the names and addresses of other stockholders (including beneficial and record owners) known by the proponent stockholder to support the stockholder business to be proposed by the proponent stockholder and, to the extent known, the class or series and number of all shares of capital stock of the Corporation owned beneficially or of record by such other stockholders.

3. In addition to the provisions of Section 2 of this Article IV, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with respect to the matters set forth herein.

4. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Subject to Rule 14a-8 and Rule 14a-19 under the Securities Exchange Act of 1934, as amended, nothing in these By-laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

5. Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, only such business (other than the election of directors as set forth in Article V) shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures of this Article IV. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the provisions of this Article IV (including whether the proponent stockholder solicited (or are part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of the proponent stockholder’s proposal in compliance with the proponent stockholder’s representation as required by clause (vi) of Section 2 of Article IV) and (ii) if any proposed business was not proposed in compliance with Article IV, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Article IV, unless otherwise required by law, if the proponent stockholder (or a qualified representative of the proponent stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5 of Article IV, to be considered a qualified representative of the proponent stockholder, a person must be a duly authorized officer, manager or partner of such proponent stockholder or must be authorized by a writing executed by such proponent stockholder or an electronic transmission delivered by such proponent stockholder to act for such proponent stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE V

STOCKHOLDER DIRECTOR NOMINATIONS

1. At an annual meeting of stockholders, only such nominations of persons for the election of directors shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors must be: (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder (a) who is a stockholder of record of the Corporation at the time the notice provided for in this Article V is delivered to, or mailed and received by, the Secretary of the Corporation, on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the meeting, (b) who is entitled to vote at the meeting and (c) complies with the notice procedures set forth in this Article V.

2. Notwithstanding anything in these By-laws to the contrary, for the nomination of persons for election to the Board of Directors to be properly brought before the annual meeting by a stockholder, the stockholder or stockholders of record intending to propose such nominations must deliver a timely and proper advance notice to the Secretary of the Corporation that complies with the following requirements:

(i) to be timely, the advance notice must be in writing and must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than one hundred and twenty (120) days, and no later than ninety (90) days, prior to the first anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date (or with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year), notice by the proponent stockholder in order to be timely must be so delivered, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above;

(ii) in addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of each of the record date for the meeting and the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof);

(iii) in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 2 of this Article V shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation;

(iv) the proponent stockholder must disclose to the Corporation, as part of the advance notice, its name and address as they appear on the Corporation’s books and of any beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith;

(v) the proponent stockholder must disclose to the Corporation, as part of the advance notice, (a) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such proponent stockholder, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of capital stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of capital stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of capital stock or other securities of the Corporation directly or indirectly owned beneficially by such proponent stockholder, (c) a reasonably detailed description of any proxy, agreement, arrangement, understanding or relationship pursuant to which such proponent stockholder has given or received a right to vote, directly or indirectly, any shares of capital stock or other securities of the Corporation, (d) a reasonably detailed description of any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such proponent stockholder has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such proponent stockholder with respect to shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of capital stock or other securities of the Corporation, (e) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by the proponent stockholder that are separated or separable from the underlying shares of the Corporation, (f) any performance-related fees (other than an asset based fee) that the proponent stockholder, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (d), (g) any proportionate interest in any security of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which a proponent stockholder is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (h) any Short Interest held by a proponent stockholder presently or within the last 12 months in any security of the Corporation, (i) any direct or indirect legal, economic or financial interest (including Short Interest) of a proponent stockholder in the outcome of any (1) vote to be taken at any annual or special meeting of stockholders of the Corporation or (2) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination proposed by any proponent stockholder under Article V, (j) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by a proponent stockholder, (k) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which a proponent stockholder is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate, and (l) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the information in this clause (v), the “Stockholder Information”);

(vi) the proponent stockholder must also disclose to the Corporation, as part of the advance notice, all stock ownership information required by the immediately preceding clause (v) with respect to (a) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the nomination proposed to be brought before the annual meeting is made, (b) any affiliate or associate (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the proponent stockholder or any such beneficial owner, and, (c) any stockholder or stockholder group with whom the proponent stockholder is acting in concert with, whether or not such persons constitute a filing group for purposes of Schedule 13D, and (d) any other person or persons (including their names) in connection with the proposal of such nomination;

(vii) the proponent stockholder must represent to the Corporation, as part of the advance notice, whether the proponent or any of its respective affiliates, associates or others acting in concert therewith intends individually or as part of a group, to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (b) to otherwise solicit proxies in support of such nomination, including to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended;

(viii) the proponent stockholder must disclose to the Corporation, as part of the advance notice, as to each person whom the proponent stockholder proposes to nominate for election as a director (a) all information about the proposed nominees that would be required to be to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement, including the Corporation’s proxy statement, as a nominee of the proponent stockholder and to serving as a director if elected), (b) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant, (c) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 4 of Article V, and (d) the Stockholder Information for such person and any member of the immediate family of such person, or any affiliate or associate of such person, or any person acting in concert therewith;

(ix) the proponent stockholder must provide a representation to the Corporation, as part of its advance notice, that the proponent stockholder is a holder of record of capital stock of the Corporation entitled to vote at the meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose the nomination(s) specified in the notice;

(x) the proponent stockholder must provide, as part of its advance notice, a certification by the proponent stockholder of the accuracy of the information set forth in the advance notice; and

(xi) the proponent stockholder must provide, as part of its advance notice, the names and addresses of other stockholders (including beneficial and record owners) known by the proponent stockholder to support the nomination(s) made by the proponent stockholder and, to the extent known, the class or series and number of all shares of capital stock of the Corporation owned beneficially or of record by such other stockholders.

3. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (a) who is a stockholder of record of the Corporation at the time the notice provided for in this Article V is delivered to, or mailed and received by, the Secretary of the Corporation, on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the meeting, (b) who is entitled to vote at the meeting and (c) complies with the notice procedures set forth in this Article V. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such proponent stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by Section 2 of Article V shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than one hundred and twenty (120) days prior to the special meeting, and no later than ninety (90) days prior to the special meeting, or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

4. In addition to the requirements set forth elsewhere in these By-Laws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a proponent pursuant to Section 2 of Article V, in accordance with the time periods for delivery of timely notice under Section 2 of Article V), to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualifications of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request of any stockholder of record identified by name within ten business days of such written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request of any stockholder of record identified by name within ten business days of such written request) that such proposed nominee (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

5. The Corporation may also require, as a condition to any such nomination being deemed properly brought before an annual or special meeting, any proponent stockholder or proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

6. In addition, if the proponent stockholder has provided notice pursuant to Rule 14a-19(b) of the Securities Exchange Act of 1934, as amended, the proponent stockholder shall deliver to the Corporation no later than ten (10) days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended.

7. Compliance with the provisions of this Article V is the sole and exclusive method for stockholders to nominate candidates for election to the Board of Directors at an annual or special meeting of stockholders. No person shall be eligible for election as a director of the Corporation at an annual or special meeting of stockholders unless nominated in accordance with the procedures set forth in this Article V. The number of nominees that a proponent stockholder may nominate for election at an annual or special meeting (or in the case of a proponent stockholder giving the notice on behalf of a beneficial owner, the number of nominees a proponent stockholder may nominate for election at the annual or special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations at an annual or special meeting following the expiration of the time periods set forth in these By-Laws. Unless otherwise required by law, if any proponent stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, and (ii) subsequently fails to comply with any requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended, or any other rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nominations shall be disregarded. Except as otherwise provided by law or herein, the chairperson of the meeting shall have the power and duty (i) to determine whether a nomination was made in accordance with the provisions of this Article V (including whether the proponent stockholder or any of its respective affiliates, associates or others acting in concert therewith solicited (or are part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of the proponent stockholder’s nominee in compliance with the proponent stockholder’s representation as required by clause (vii) of Section 2 of Article V) and (ii) if any proposed nomination was not made in compliance with Article V, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of Article V, unless otherwise required by law, if the proponent stockholder (or a qualified representative of the proponent stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7 of Article V, to be considered a qualified representative of the proponent stockholder, a person must be a duly authorized officer, manager or partner of such proponent stockholder or must be authorized by a writing executed by such proponent stockholder or an electronic transmission delivered by such proponent stockholder to act for such proponent stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

8. In addition to the provisions of this Article V, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with respect to the matters set forth herein.

9. For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

ARTICLE VI

DIRECTORS

1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws. Each of the directors shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier death, disqualification, resignation or removal.

2. The Board of Directors is empowered to appoint a Chairman of the Board of Directors. The Chairman shall act as chairman of all meetings of the Board of Directors and as the presiding person at all special and annual meetings of stockholders, unless the Board of Directors shall appoint a different individual as chairman of any meeting of the Board of Directors or as the presiding person at any special or annual meeting of stockholders, and the chairman or presiding person shall have control over the agenda of any such meetings, all in accordance with the provisions of these By-laws and the Certificate of Incorporation. The Chairman shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

3. The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

4. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed exclusively by resolution of the Board of Directors. In case of any increase in the number of directors, a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, shall have the sole and exclusive power and authority to elect each additional director to fill any newly created directorship, to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

5. If any directorship becomes vacant, by reason of death, resignation, disqualification, removal or otherwise, a majority of the directors then in office, although less than a quorum, shall have the sole and exclusive authority to fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, resignation, disqualification or removal.

6. Any director may resign at any time by giving notice of his or her resignation to the Corporation in writing or by electronic transmission. Any such resignation shall take effect upon receipt thereof by the Corporation, or at such later time or date as may be specified therein.

ARTICLE VII

COMMITTEES OF DIRECTORS

1. The Board of Directors may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board of Directors as may be provided from time to time in resolutions adopted by the Board of Directors.

2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

ARTICLE VIII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board of Directors.

2. Special meetings of the Board of Directors shall be held whenever called by the President of the Corporation or the majority of the directors then in office on at least 24 hours’ notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

3. At all meetings of the Board of Directors, the presence in person of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board of Directors.

4. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware. After an action is taken, the consent or consents or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee, in the same paper or electronic form as the minutes are maintained. Any director may participate in a meeting of the Board of Directors, or any committee designated by the Board of Directors, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

ARTICLE IX

OFFICERS

1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, ~~one or more Vice Presidents,~~ a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board of Directors may prescribe.

3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

4. Any officer may resign at any time by giving notice of his or her resignation to the Corporation in writing or by electronic transmission. Any such resignation shall take effect upon receipt thereof by the Corporation or at such later date as may be specified therein.

5. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject, however, to the direction and control of the Board of Directors. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.

6. The President shall have such powers and perform such duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

7. The Vice Presidents shall have such powers and duties as may be delegated to them by the Chief Executive Officer or the Board of Directors.

8. The Secretary shall perform all duties incident to the office of the Secretary and shall have such powers and duties as may be delegated to him by the Chief Executive Officer or the Board of Directors.

9. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer or the Board of Directors.

10. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his or her direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Chief Executive Officer and the Board of Directors whenever they may require it an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or the Board of Directors.

11. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer or the Board of Directors.

ARTICLE X

FORM OF CERTIFICATES; UNCERTIFICATED SHARES

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder holding certificated shares of capital stock of the Corporation, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate representing such shares of capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Any such certificate shall be signed by any two authorized officers of the Corporation, which shall include, without limitation, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

ARTICLE XII

NOTICES AND WAIVERS

1. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such director at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of meetings of the Board of Directors may also be given to any director by telephone or by electronic transmission, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by facsimile, electronic mail or other electronic transmission.

2. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder at his or her mailing address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Such notice may also be given (i) by courier service, and such notice shall be deemed to be given upon the earlier of when the notice is received or left at the stockholder’s address or (ii) by electronic transmission directed to the stockholder’s electronic mail address as it appears on the records of the Corporation, and such notice shall be deemed to be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware. A notice by electronic mail will include a prominent legend that the communication is an important notice regarding the Corporation.

3. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these By-laws shall be effective if given by another form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

4. Notice given pursuant to Section 3 of this Article XII shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of this Article XII, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, 1 or more electronic networks or databases (including 1 or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

5. Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

ARTICLE XIII

INDEMNIFICATION

1. The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Notwithstanding the provisions of this Section 1, except as otherwise provided in Section 4 of this Article XIII, the Corporation shall be required to indemnify any person referenced in this Section 1 in connection with an action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

2. The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

3. Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIII. Such expenses (including attorneys’ fees) incurred by employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

4. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

5. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XIII.

6. For purposes of this Article XIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

7. For purposes of this Article XIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XIII.

8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law. If this Article shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the fullest extent under any other applicable law.

10. The Corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or, while an employee or agent of the Corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent permitted by Delaware law.

11. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XIV

FORUM SELECTION

1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) and any appellate court thereof shall be the sole and exclusive forum for (i) any derivative action, suit, or proceeding brought on behalf of the Corporation, (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders or any action asserting a claim for aiding and abetting any such breach of fiduciary duty, (iii) any action, suit, or proceeding arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these By-laws (as each may be amended from time to time), (iv) any claim as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery, or (v) any action, suit, or proceeding asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein.

2. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

3. Notwithstanding the foregoing, the provisions of this Article XIV shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

4. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of the provisions of this Article XIV. If any provision or provisions of this Article XIV shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIV (including, without limitation, each portion of any sentence of this Article XIV containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XV

AMENDMENT OF BY-LAWS

The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the Board of Directors. In addition, the By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders of the Corporation by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.